Exhibit 21


                           Subsidiaries of the Company


NAME OF SUBSIDIARY                 STATE OF INCORPORATION           % OWNERSHIP
------------------                 ----------------------           -----------


Greenstone Roberts Advertising,        Florida                        100%
      Florida, Inc.